Exhibit 99.1

FOR IMMEDIATE RELEASE

ROCHESTER MEDICAL TO HOLD SPECIAL MEETING OF SHAREHOLDERS NOVEMBER 13, 2013 TO
APPROVE DEFINITIVE AGREEMENT TO BE ACQUIRED BY
C. R. BARD

STEWARTVILLE, Minn., October 10, 2013 — Rochester Medical Corporation (NASDAQ: ROCM), has established a record date and a special meeting date for the Company’s shareholders to consider and vote on the proposal to adopt the previously announced agreement to be acquired by a subsidiary of C. R. Bard, Inc. On September 4, 2013, Rochester Medical announced that it had entered into a definitive agreement to be acquired by a subsidiary of C. R. Bard, Inc. for $20.00 in cash per common share for a total transaction value of approximately $262 million.

Rochester Medical shareholders of record at the close of business September 30, 2013 are entitled to notice of the special meeting and to vote on the adoption of the agreement. The special meeting is scheduled for November 13, 2013 at 2:00 p.m. central time, at the offices of Dorsey & Whitney LLP, 15th floor, 50 South Sixth Street, Minneapolis, Minn. 55402. The definitive proxy statement for the special meeting will be filed with the Securities and Exchange Commission and mailed to shareholders on or about October 14, 2013.

About Rochester Medical

Rochester Medical Corporation develops, manufactures, and markets disposable medical catheters and devices for urological and continence care applications.  The Company also sells certain ostomy and wound and scar care products and other brands of urological products into the European marketplace.

For further information, please contact Anthony J. Conway, President and Chief Executive Officer or David A. Jonas, Chief Financial Officer of Rochester Medical Corporation at (507) 533-9600 or Mike Piccinino, at Westwicke Partners (443) 213-0500.  More information about Rochester Medical is available on its website at http://www.rocm.com.

Additional Information and Where to Find It

Rochester Medical Corporation (“Rochester Medical”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its shareholders a definitive proxy statement in connection with the proposed merger with a wholly owned subsidiary of C. R. Bard, Inc. (the “Merger”), pursuant to which Rochester Medical would be acquired by C. R. Bard, Inc. (“Bard”). The proxy statement will contain important information about the proposed merger and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and shareholders will be able to obtain free copies of the proxy statement (when they are available) and other documents filed with the SEC by Rochester Medical through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement from Rochester Medical by contacting investor relations by telephone at +1 (507) 533-9600, by mail at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN, 55976, Attn: Investor Relations, or by going to Rochester Medical’s Investor Relations page on its corporate website at http://www.rocm.com.

Rochester Medical and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Rochester Medical in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Rochester Medical’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on December 28, 2012. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Rochester Medical by contacting investor relations by telephone at +1 (507) 533-9600, by mail at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN, 55976, Attn: Investor Relations, or by going to Rochester Medical’s Investor Relations page on its corporate website at http://www.rocm.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about the future financial and operating results of Rochester Medical.  Such statements are based on currently available information, operating plans and management’s expectations about future events and trends.  Such statements inherently involve significant risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements, including the uncertainty of estimated revenues and profits, the uncertainty of current domestic and international economic conditions that could adversely affect the level of demand for the Company’s products and increased volatility in foreign exchange rates, the uncertainty of market acceptance of new product introductions, and  our level of success in increasing  Rochester Medical Direct Sales revenue, the uncertainty of gaining new strategic relationships or locating and capitalizing on strategic opportunities, the uncertainty of timing of Private Label Sales revenues (particularly international customers), FDA and other regulatory review and response times, and other risk factors listed from time to time in the Company’s SEC reports and filings, including, without limitation, the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2012, and quarterly reports on Forms 10-Q.  Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.